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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Registration Statement of The Men's Wearhouse, Inc. on Form S-3 of our report dated March 5, 1997, included in the Annual Report on Form 10-K of The Men's Wearhouse, Inc. for the year ended February 1, 1997, and to the references to us under the headings "Selected Consolidated Financial Information" and "Experts" in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Houston, Texas
June 18, 1997